Exhibit 99.1

BOSTON OMAHA ANNOUNCES 2016 FINANCIAL RESULTS

Boston, Massachusetts (Businesswire)           March 28, 2017

Boston Omaha Corporation (OTCQX: BOMN) (the “Company”) announced its financial results for the fiscal year ended December 31, 2016 in connection with filing its Annual Report on Form 10-K with the Securities and Exchange Commission.

We show below summary financial data for Fiscal 2016 and Fiscal 2015.  Our Annual Report on Form 10-K can be found at www.bostonomaha.com.

	For the Years Ended December 31
	2016	2015
Revenues:
Billboard rentals	$3,163,534	$713,212
Insurance commissions	507,477	-
Premiums earned	155,783	-
Investment and other income	16,723	9,700
Total Revenues	$3,843,517	$722,912

Net Loss	$(3,173,375)	$(1,047,423)
Basic and Diluted Net Loss per Share	$(0.53)	$(0.71)

Total Assets	$65,652,230	$23,785,496
Total Liabilities	$3,462,744	$289,981
Total Stockholders’ Equity	$62,189,486	$23,495,515

Our book value per share was $9.02 at December 31, 2016, compared to $8.47 per share at December 31, 2015.

About Boston Omaha

Boston Omaha Corporation is a public company with businesses engaged in several sectors, including outdoor advertising and surety insurance, and maintains investments in several real estate services ventures.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” “pending” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

Contacts

Boston Omaha Corporation

Josh Weisenburger

(402) 598-3089

josh@bostonomaha.com

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